EXHIBIT 11


                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                       (Dollars and shares in thousands)


                                            (Unaudited)          (Unaudited)
                                        Three Months Ended     Six Months Ended
                                              July 31,              July 31,
                                        ------------------     ----------------
                                          1997      1996       1997       1996
                                          ----      ----       ----       ----

NET INCOME                               $4,704    $2,650     $8,839     $6,296
                                          =====     =====      =====      =====

  Weighted average number of common
    shares outstanding                    6,099     6,441       6,091     6,363
  Effect of shares issuable under
    stock option plan                       193       161         187       213
                                          -----     -----       -----     -----
  WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING (PRIMARY)                 6,292     6,602       6,278     6,576
                                          =====     =====       =====     =====

  NET INCOME PER COMMON AND COMMON
    EQUIVALENT SHARE (PRIMARY)           $ 0.75    $ 0.40      $ 1.41    $ 0.96
                                          =====     =====       =====     =====

  Weighted average number of common
    shares outstanding                    6,099     6,441       6,091     6,363
  Effect of shares issuable under
    stock option plan                       212       161         197       213
                                          -----     -----       -----     -----
  WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING (FULLY DILUTED)           6,311     6,602       6,288     6,576
                                          =====     =====       =====     =====

  NET INCOME PER COMMON AND COMMON
    EQUIVALENT SHARE (FULLY DILUTED)     $ 0.75    $ 0.40      $ 1.41    $ 0.96
                                          =====     =====       =====     =====